SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-NASHUA CORPORATION

          GABELLI INTERNATIONAL LTD
                                 6/26/98           25,000            15.8000
                                 6/25/98            1,500            16.0000
          GAMCO INVESTORS, INC.
                                 6/26/98            5,000            15.7913
                                 6/26/98          201,100(3)         15.7913
                                 6/25/98            1,600            16.0000


























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (3) TRANSACTION EFFECTED ON THE THIRD MARKET.